Exhibit 99.1

REVOCABLE PROXY

PRIVATE BANCSHARES, INC.

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], 2016

The undersigned hereby appoints Charles B. Crawford, Jr. and Terence B. Freeman, or either of them, each with full power of substitution, as Proxies to vote all shares of the $1.00 par value common stock of Private Bancshares, Inc. (“PBI”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held [●], 2016, at [●] , local time, at [●] (the “PBI special meeting”), and at any postponement or adjournment thereof.

The PBI Board of Directors recommends a vote “FOR” the following proposals:

1.            Approval of Agreement and Plan of Merger. To authorize, approve and adopt the Agreement and Plan of Merger, dated August 30, 2016, by and between National Commerce Corporation (“NCC”) and PBI, pursuant to which PBI will merge with and into NCC on and subject to the terms and conditions contained therein, as more fully described in the accompanying joint proxy statement/prospectus.

For _____                                                                                      Against _____                                                                        Abstain _____

2.            Termination of Shareholders Agreement. To authorize and approve the termination of the Private Bancshares, Inc. Amended and Restated Shareholders Agreement, dated as of April 27, 2007, such termination to take effect immediately before the merger is effective.

For _____                                                                                     Against _____                                                                        Abstain _____

3.             Adjournment. To approve one or more adjournments of the special meeting, if necessary or appropriate, in order to permit further solicitation of proxies if there are not sufficient votes to approve the merger agreement or the termination of the shareholders agreement at the time of the special meeting.

For _____                                                                                     Against _____                                                                        Abstain _____

THIS PROXY IS SOLICITED BY PBI'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3. IF DIRECTION IS GIVEN TO VOTE “FOR” ITEM 2 OR IF NO DIRECTION IS GIVEN WITH REGARD TO ITEM 2, THIS PROXY, WHEN PROPERLY EXECUTED, WILL CONSTITUTE THE APPOINTMENT OF CHARLES B. CRAWFORD, JR. OR TERENCE B. FREEMAN, OR EITHER OF THEM, AS ATTORNEY-IN-FACT FOR THE UNDERSIGNED SHAREHOLDER TO EXECUTE A WRITTEN TERMINATION OF THE SHAREHOLDERS AGREEMENT.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.

If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

By:

By:
(If held jointly)

Date:

Shareholder Information:

Detach above card, mark, sign, date and return in the envelope furnished.